Exhibit 99.1

Luna Innovations Incorporated Reports First Quarter 2016 Financial Results
Product and licensing revenues grew 21% for the first quarter of 2016 compared to the combined first quarter of 2015 for Luna and API

(ROANOKE, VA, May 10, 2016) – Luna Innovations Incorporated (NASDAQ: LUNA) today announced its financial results for the three months ended March 31, 2016.

Following the company's merger with Advanced Photonix, Inc. ("API") in May 2015, for the three months ended March 31, 2016, revenues increased by $8.6 million, net loss improved by $1.2 million, and adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA") improved by $0.2 million, compared to the three months ended March 31, 2015. A reconciliation of net loss to Adjusted EBITDA can be found in the schedules included in this release.
“As anticipated, we realized significant growth in the sales of high speed optical receivers and ODiSI systems in the first quarter of 2016," said My Chung, president and chief executive officer of Luna Innovations. "We are encouraged by our first quarter growth in high speed optical receivers, centered around 100G receivers for the metro/long haul data transmission market and 2.5G APDs for the fiber to the premise market along with the market's acceptance of our ODiSI systems for the measurement of strain in composite materials, especially within the aerospace and automotive industries. We continue to expect these two strategic initiatives to provide significant growth opportunities for us throughout the remainder of 2016."
First Quarter Financial Summary

Total revenues for the three months ended March 31, 2016, were $14.0 million compared to combined revenues of Luna and API of $11.8 million for the three months ended March 31, 2015. Luna and API recognized revenue of $5.3 million and $6.5 million, respectively, on a standalone basis for the three months ended March 31, 2015. Product and licensing revenues grew to $10.3 million for the three months ended March 31, 2016, compared to pre-merger combined products and licensing revenues of $8.4 million for the three months ended March 31, 2015. This increase represented a 21% growth in product and licensing revenues compared to the combined products and licensing revenues of Luna and API for the three months ended March 31, 2015. Technology development revenues increased to $3.7 million for the three months ended March 31, 2016, compared to combined technology development revenues of $3.3 million for the three months ended March 31, 2015.
With the inclusion of API operating results in the first quarter of 2016, gross profit increased to $4.8 million, or 35% of total revenues, for the three months ended March 31, 2016, compared to Luna's standalone gross profit of $2.3 million, or 43% of total revenues, for the three months ended March 31, 2015.
Selling, general and administrative expenses were $4.6 million for each of the three months ended March 31, 2016, and March 31, 2015. Selling, general and administrative expenses for the three months ended March 31, 2016 included $0.5 million of amortization of intangible assets recognized from the merger with API and $2.2 million of expenses associated with the operations of API. Selling, general and administrative expenses for the three months ended March 31, 2015 included $1.8 million in non-recurring merger-related expenses.
Research, development and engineering expenses increased to $1.6 million for the first quarter of 2016 compared to $0.3 million for the first quarter of 2015. Research, development and engineering expenses included $0.9 million of costs from the operations of API for the three months ended March 31, 2016.
Operating loss improved to $(1.4) million for the three months ended March 31, 2016, compared to an operating loss of $(2.6) million for the three months ended March 31, 2015. Net loss attributable to common stockholders improved to $(1.5) million for the three months ended March 31, 2016, compared to a net loss attributable to common stockholders of $(2.7) million for the three months ended March 31, 2015. Adjusted EBITDA loss was $(0.1) million for the three months ended March 31, 2016, compared to an Adjusted EBITDA loss of $(0.4) million for the three months ended March 31, 2015.

Non-GAAP Measures
In evaluating the operating performance of its business, Luna’s management considers Adjusted EBITDA, which excludes certain charges and credits that are required by generally accepted accounting principles (“GAAP”). Adjusted EBITDA provides useful information to both management and investors by excluding the effect of certain non-cash expenses and items that the company believes may not be indicative of its operating performance, because either they are unusual and the company does not expect them to recur in the ordinary course of its business or they are unrelated to the ongoing operation of the business in the ordinary course, including expenses incurred in connection with Luna's merger with API. Adjusted EBITDA should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. Adjusted EBITDA has been reconciled to the nearest GAAP measure in the table following the financial statements attached to this press release.
Conference Call Information
As previously announced, Luna will conduct an investor conference call at 5:00 p.m. (EDT) today to discuss its financial results and business developments for the first quarter of 2016. The call can be accessed by dialing 844.578.9643 domestically or 270.823.1522 internationally prior to the start of the call. The participant access code is 5775387. Investors are advised to dial in at least five minutes prior to the call to register. The conference call will also be webcast live over the Internet. The webcast can be accessed by logging on to the “Investor Relations” section of the Luna website, www.lunainc.com, prior to the event. The webcast will be archived under the “Webcasts and Presentations” section of the Luna website for at least 30 days following the conference call.
About Luna
Luna Innovations Incorporated (www.lunainc.com) develops high speed optics and high performance fiber optic test products that provide unique capabilities for the aerospace, automotive, energy, defense, and telecommunications industries. Luna develops, manufactures and markets high definition fiber optic sensing products and fiber optic test and measurement instrumentation, and packages optoelectronic semiconductors into high-speed optical receivers (HSOR products), custom optoelectronic subsystems (Optoelectronics products) and Terahertz (THz) instrumentation. Luna is organized into two business segments, which work closely together to turn ideas into products: a Technology Development segment and a Products and Licensing segment. Luna's business model is designed to accelerate the process of bringing new and innovative technologies to market.

Forward-Looking Statements
The statements in this release that are not historical facts constitute “forward-looking statements” made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include the company's expectations regarding the company’s future financial performance, continuing synergies following the merger with API, and potential demand for the company's HSOR and detector products. Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results, performance, and/or achievements of the company may differ materially from the future results, performance, and/or achievements expressed or implied by these forward-looking statements as a result of a number of factors. These factors include, without limitation, failure of demand for the company’s products and services to meet expectations, integration or other operational issues related to the merger, technological challenges and those risks and uncertainties set forth in the company’s periodic reports and other filings with the Securities and Exchange Commission ("SEC"). Such filings are available on the SEC’s website at www.sec.gov and on the company’s website at www.lunainc.com. The statements made in this release are based on information available to the company as of the date of this release and Luna undertakes no obligation to update any of the forward-looking statements after the date of this release.

Luna Innovations Incorporated
Consolidated Statements of Operations

	Three Months Ended March 31,
	2016	2015
	(unaudited)
Revenues:
Technology development	$3,723,262	$2,875,515
Products and licensing	10,263,753	2,463,587
Total revenues	13,987,015	5,339,102
Cost of revenues:
Technology development	2,846,723	2,083,624
Products and licensing	6,296,685	966,689
Total cost of revenues	9,143,408	3,050,313
Gross Profit	4,843,607	2,288,789
Operating expense:
Selling, general and administrative	4,645,282	4,569,107
Research, development and engineering	1,550,491	334,891
Total operating expense	6,195,773	4,903,998
Operating loss	(1,352,166)	(2,615,209)
Other income/(expense):
Other income net	3,940	—
Interest expense	(86,173)	(9,137)
Total other expense	(82,233)	(9,137)
Loss before income taxes	(1,434,399)	(2,624,346)
Income tax expense	25,175	2,808
Net loss	(1,459,574)	(2,627,154)
Preferred stock dividend	21,210	26,560
Net loss attributable to common stockholders	$(1,480,784)	$(2,653,714)
Net loss per share attributable to common stockholders:
Basic and diluted	$(0.05)	$(0.18)
Weighted average common shares and common equivalent shares outstanding:
Basic and diluted	27,477,181	15,117,679

Luna Innovations Incorporated
Consolidated Balance Sheets

	March 31, 2016	December 31, 2015
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$15,201,456	$17,464,040
Accounts receivable, net	11,332,866	11,034,557
Inventory	8,842,792	8,863,167
Prepaid expenses and other current assets	1,765,081	1,388,439
Total current assets	37,142,195	38,750,203
Property and equipment, net	6,560,430	6,614,238
Intangible assets, net	9,915,133	10,404,312
Goodwill	2,274,112	2,274,112
Other assets	88,948	88,948
Total assets	$55,980,818	$58,131,813
Liabilities and stockholders’ equity
Liabilities:
Current Liabilities:
Current portion of long-term debt obligations	$1,833,333	$1,833,333
Current portion of capital lease obligations	49,175	31,459
Accounts payable	4,222,445	4,054,425
Accrued liabilities	7,459,549	8,304,686
Deferred revenue	1,202,018	1,109,759
Total current liabilities	14,766,520	15,333,662
Long-term deferred rent	1,520,057	1,564,229
Long-term debt obligations	3,833,333	4,291,667
Long-term capital lease obligations	154,661	35,237
Total liabilities	20,274,571	21,224,795
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $ 0.001, 1,321,514 shares authorized, issued and outstanding at March 31, 2016 and December 31, 2015	1,322	1,322
Common stock, par value $ 0.001, 100,000,000 shares authorized, 27,644,832 shares issued, 27,477,181 shares outstanding at March 31, 2016 and December 31, 2015	28,198	28,178
Less treasury stock at cost, 167,652 shares at March 31, 2016 and December 31, 2015	(184,934)	(184,934)
Additional paid-in capital	81,741,900	81,461,907
Accumulated deficit	(45,880,239)	(44,399,455)
Total stockholders’ equity	35,706,247	36,907,018
Total liabilities and stockholders’ equity	$55,980,818	$58,131,813

Luna Innovations Incorporated
Consolidated Statements of Cash Flows

	Three Months Ended March 31,
	2016	2015
	(unaudited)
Cash flows used in operating activities
Net loss	$(1,459,574)	$(2,627,154)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	939,799	165,081
Share-based compensation	258,803	271,077
Change in assets and liabilities
Accounts receivable	(298,309)	871,779
Inventory	20,375	(443,061)
Other current assets	(376,642)	68,758
Accounts payable and accrued expenses	(721,289)	1,341,352
Deferred revenue	92,259	(49,163)
Net cash used in operating activities	(1,544,578)	(401,331)
Cash flows used in investing activities
Acquisition of property and equipment	(138,099)	(18,321)
Intangible property costs	(101,467)	(11,131)
Net cash used in investing activities	(239,566)	(29,452)
Cash flows used in financing activities
Payments on capital lease obligations	(20,106)	(17,286)
Payments of debt obligations	(458,334)	(375,000)
Proceeds from the exercise of options	—	2,515
Net cash used in financing activities	(478,440)	(389,771)
Net decrease in cash or cash equivalents	(2,262,584)	(820,554)
Cash and cash equivalents-beginning of period	17,464,040	14,116,969
Cash and cash equivalents-end of period	$15,201,456	$13,296,415

Luna Innovations Incorporated
Reconciliation of Net Loss to EBITDA and Adjusted EBITDA

	Three Months Ended March 31,
	2016	2015
	(unaudited)
Net loss	$(1,459,574)	$(2,627,154)
Interest expense	86,173	9,137
Tax expense	25,175	2,808
Depreciation and amortization	939,799	165,081
EBITDA	(408,427)	(2,450,128)
Share-based compensation	258,803	271,077
Non-recurring charges	—	1,801,215
Adjusted EBITDA	$(149,624)	$(377,836)
###
Investor Contact:
Dale Messick, CFO
Luna Innovations Incorporated
Phone: 1.540.769.8400
Email: IR@lunainc.com